CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Exhibit 10.12

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

$6,000,000 XS $9,000,000 UNDERLYING PROPERTY CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TABLE OF CONTENTS

ARTICLE		PAGE
I	BUSINESS COVERED	1
II	TERM	1
III	SPECIAL TERMINATION AND OTHER REMEDIES	2
IV	DEFINITIONS	5
	Declaratory Judgment Expense	5
	Extra Contractual Obligations/Loss in Excess of Policy Limits	5
	Loss Adjustment Expense	6
	Loss Occurrence	6
	Policy	7
	Renewed	7
	Ultimate Net Loss	8
V	TERRITORY	8
VI	EXCLUSIONS	8
VII	SPECIAL ACCEPTANCES	10
VIII	COVERAGE	10
IX	REINSURANCE PREMIUM	10
X	OTHER REINSURANCE	11
XI	NET RETAINED LINES	11
XII	NOTICE OF LOSS AND LOSS SETTLEMENTS	11
XIII	LATE PAYMENTS	12
XIV	SALVAGE AND SUBROGATION	12
XV	DELAYS, OMISSIONS, OR ERRORS	13
XVI	LIABILITY OF THE REINSURER	13
XVII	ENTIRE AGREEMENT	13
XVIII	OFFSET	14
XIX	CURRENCY	14
XX	TAXES	14
XXI	FEDERAL EXCISE TAX	14
XXII	OBLIGATIONS AND COLLATERAL RELEASE	15
XXIII	THIRD PARTY RIGHTS	17
XXIV	REINSURANCE ALLOCATION	18
XXV	SEVERABILITY	18

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

XXVI	SANCTIONS	18
XXVII	GOVERNING LAW	19
XXVIII	ACCESS TO RECORDS	19
XXIX	CONFIDENTIALITY	20
XXX	INSOLVENCY	21
XXXI	ARBITRATION	22
XXXII	SERVICE OF SUIT	23
XXXIII	MODE OF EXECUTION	24
	Schedule A
	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.
	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - Canada
	Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide Excluding U.S.A. And Canada)
	Pools, Associations & Syndicates Exclusion Clause
	Mold Exclusion

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

$6,000,000 XS $9,000,000 UNDERLYING PROPERTY CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

between

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

(the “Company”)

and

THE SUBSCRIBING REINSURER(S) EXECUTING THE

INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED HERETO

(the “Reinsurer”)

ARTICLE I

BUSINESS COVERED

A.	By this Contract the Reinsurer agrees to reinsure the Company’s liability under its Policies classified by the Company as Property business, subject to the terms, conditions, and limitations set forth herein and in Schedule A attached to and forming part of this Contract.

B.	Subject business shall include business assumed by the Company in connection with the depopulation of Policies from Citizens Property Insurance Corporation.

ARTICLE II

TERM

A.	This Contract shall apply to all Loss Occurrences during the term extending from 12:01 a.m., Eastern Standard Time, June 1, 2014, to 12:01 a.m., Eastern Standard Time, June 1, 2015, on Policies effective at the inception of, or written or Renewed with an effective date during, said term.

B.	If this Contract expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	Notwithstanding the expiration or termination of the Reinsurer’s participation hereon, the provisions of this Contract shall continue to apply to all obligations and liabilities of the parties incurred hereunder until all such obligations and liabilities are fully performed and discharged.

ARTICLE III

SPECIAL TERMINATION AND OTHER REMEDIES

A.	The Company may terminate the share of the Reinsurer and/or exercise any other provisions provided hereunder as respects said Reinsurer at any time, either during the term or after the expiration of this Contract, upon said Reinsurer’s experiencing one or more Special Termination Event(s). A “Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances:

1.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

2.	The Reinsurer has voluntarily ceased assuming new and renewal reinsurance business for the lines of business covered hereunder;

3.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

4.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus (or total stamp capacity by managing agent as respects Lloyd’s of London syndicates), as reported in the financial statements of the Reinsurer, has been reduced by 20%;

5.	The Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously;

6.	The Reinsurer’s A.M. Best’s Financial Strength Rating has been assigned or downgraded below “A-”;

7.	The Reinsurer’s Standard and Poor’s Financial Strength Rating has been assigned or downgraded below “BBB+” or, as respects Lloyd’s of London, the Standard and Poor’s Rating of the Lloyd’s Market has been assigned or downgraded below “BBB+”;

8.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

9.	The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph; or

10.	The Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any U.S. or foreign statute, legislation, or jurisprudence that purports to enable the Reinsurer to require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed.

Unless it is prohibited by law from doing so, immediately upon the Reinsurer’s knowledge of a Special Termination Event, the Reinsurer must notify the Company of such event in writing, by electronic mail, certified mail, or a nationally or internationally recognized delivery service.

B.	Where a Special Termination Event has taken place and after giving the Reinsurer prior written notice by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, the Company may invoke any one or a combination of the following:

1.	The Company may terminate or reduce the Reinsurer’s share hereunder effective at any time following the Reinsurer’s receipt of the written notice. In such event, the entire liability of the Reinsurer for Loss Occurrences subsequent to the date of termination shall cease concurrently with the date of termination. Upon such termination, the Reinsurer shall refund to the Company the unearned portion of the reinsurance premium paid to it hereon (calculated on a pro rata expiration basis) and any minimum premium hereon shall be waived.

2.	The Company may require that the Reinsurer commute all present and future liabilities under this Contract in return for a full and final release of all such liabilities. If the Company and Reinsurer cannot agree on the capitalized value of the Reinsurer’s liabilities, they shall appoint an independent actuary. If the Company and Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the commutation and shall be Fellows of the Casualty Actuarial Society. The decision in writing of the appointed actuary, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuary and of the actuarial calculation shall be equally divided between the two parties. Said actuarial calculation shall take place in a location chosen by the Company. This commutation option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	The Company may revoke its notice hereunder, prior to the date of termination, without prejudice to reinstitute later if it so chooses.

D.	The Company, at its sole option, may classify the Reinsurer as a “Run-off Reinsurer,” where said Reinsurer experiences one or more of the Special Termination Events set forth in subparagraphs 1, 2, 3, 8, and 9 under paragraph A above.

Notwithstanding any other provision of this Contract, in the event that a Reinsurer becomes classified by the Company as a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s share hereunder:

1.	The interest penalty specified in the LATE PAYMENTS ARTICLE shall be increased by 0.5% for each 30 days that the payment is past due, subject to a maximum increase of 7.0%.

2.	In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $500,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the ARBITRATION ARTICLE, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:

a.	The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the Neutral Selection Procedure modified for a single arbitrator, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 days of being chosen.

b.	Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.

c.	The arbitrator shall render a decision within 10 business days after the later of the date on which briefs are submitted or the end of the limited hearing. The decision of the arbitrator shall be in writing and shall be final and binding on both parties.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

E.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE IV

DEFINITIONS

The terms set forth below, wherever they appear in this Contract and regardless of whether they appear in a singular or plural form, shall have the meanings given herein:

A.	Declaratory Judgment Expense

“Declaratory Judgment Expense” shall mean all expenses incurred by the Company in connection with a declaratory judgment action brought to determine the Company’s defense and/or indemnification obligations that are allocable to a specific claim subject to this Contract. Declaratory Judgment Expense shall be deemed to have been incurred on the date of the original loss giving rise to the declaratory judgment action.

B.	Extra Contractual Obligations/Loss in Excess of Policy Limits

1.	Extra Contractual Obligations

“Extra Contractual Obligations” shall mean those liabilities not covered under any other provision of this Contract, including any punitive, exemplary, compensatory, or consequential damages, which arise from the handling of any claim on business covered hereunder; such liabilities arising because of, but not limited to, the following: failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, in preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action.

2.	Loss in Excess of Policy Limits

“Loss in Excess of Policy Limits” shall mean amounts paid or damages payable by the Company in excess of the Policy limit as a result of alleged or actual negligence, fraud, or bad faith in failing to settle, and/or rejecting a settlement within the Policy limit, in the preparation of the defense, in the trial of any action against its insured, reinsured, its insured’s or reinsured’s assignee or a third party claimant, or in the preparation or prosecution of an appeal consequent upon such action. Loss in Excess of Policy Limits is any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured Policy.

3.	Coverage for Extra Contractual Obligations loss and/or Loss in Excess of Policy Limits shall not apply when such loss has been incurred due to an adjudicated finding of fraud committed by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with a member of the Board of Directors or a corporate officer or a partner of any other corporation or partnership.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

4.	Any Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

C.	Loss Adjustment Expense

“Loss Adjustment Expense” shall mean all costs and expenses allocable to a specific claim that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense, or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including 1) pre-judgment interest, unless included as part of the award or judgment; 2) post-judgment interest; 3) legal expenses, monitoring counsel expenses, and costs incurred in connection with coverage questions and legal actions connected thereto, including Declaratory Judgment Expense; and 4) a pro rata share of salaries and expenses of Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract. Loss Adjustment Expense does not include salaries and expenses of employees, other than 4) above, and office and other overhead expenses.

D.	Loss Occurrence

1.	The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident, or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

a.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 120 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

b.	As regards riot, riot attending a strike, civil commotion, vandalism, and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

c.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of subparagraph 1) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

d.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass, and water damage (including but not limited to those caused by freezing and/or melting of ice, snow or sleet, or ice damming on a structure, or bursting of frozen pipes and tanks) may be included in the Company’s “Loss Occurrence.”

2.	Except for those “Loss Occurrences” referred to in subparagraph b above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for those loss occurrences referred to in subparagraph a above where only one such period of 120 consecutive hours will apply with respect to one event, regardless of the duration of the event.

3.	However, as respects those “Loss Occurrences” referred to in subparagraph b above, if the disaster, accident, or loss occasioned by the event is of greater duration than 96 consecutive hours, then the Company may divide that disaster, accident, or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident, or loss.

4.	No individual losses occasioned by an event that would be covered by 96 hours or 120 hours clauses may be included in any “Loss Occurrence” claimed under the 168 hours provision.

E.	Policy

“Policy” shall mean the Company’s binders, policies, and contracts, whether written or oral, providing insurance or reinsurance on the business covered under this Contract.

F.	Renewed

“Renewed” shall include those Policies issued for more than one year (if any), as of their next annual anniversary or annual installment date.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

G.	Ultimate Net Loss

“Ultimate Net Loss” shall mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including 1) Loss Adjustment Expense, 2) any pre-judgment interest that is included as part of an award or judgment, and 3) 90% of Loss in Excess of Policy Limits, 90% of Extra Contractual Obligations, after making deductions for all recoveries, salvages, and subrogations, which are actually recovered, and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. In the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, however, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal shall be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

ARTICLE V

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

ARTICLE VI

EXCLUSIONS

A.	This Contract does not apply to and specifically excludes the following:

1.	Liability assumed by the Company under any form of treaty reinsurance; however, all excess of loss reinsurance, business covered in accordance with paragraph B of the BUSINESS COVERED ARTICLE, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or policies written by another carrier at the Company’s request and reinsured 100% by the Company shall not be excluded hereunder.

2.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

3.	Loss caused directly or indirectly by war, whether or not declared, civil war, insurrection, rebellion, or revolution, or any act or condition incidental to any of the foregoing. This exclusion shall not apply to any Policy that contains a standard war exclusion.

4.	Financial Guarantee coverage and/or similar coverage, however styled.

5.	Loss or liability excluded by the Nuclear Incident Exclusion Clauses – Physical Damage – Reinsurance and Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide excluding U.S.A. & Canada) attached to this Contract.

6.	Loss or liability excluded by the Pools, Associations, and Syndicates Exclusion Clause attached to this Contract.

7.	Mold as defined in the Mold Exclusion attached to this Contract.

8.	Flood and/or earthquake, when written as such.

9.	Loss as excluded under the provisions of the Terrorism Exclusion (Property Treaty Reinsurance) – N.M.A. 2930c attached to this Contract.

10.	All assessments from Citizens Property Insurance Corporation.

B.	The exclusions enumerated in paragraph A above (except for subparagraphs 3 and 5) shall not apply when they are merely incidental to the main operations or exposures of the insured, provided such main operations or exposures are also covered by the Company and are not themselves excluded from the scope of this Contract. The Company shall be the sole judge of what is “incidental.”

C.	If the Company is inadvertently bound or is unknowingly exposed (due to error, automatic provisions of policy coverage, or as imposed by law) on a risk otherwise excluded in paragraph A above (except for subparagraphs 3 and 5), such exclusion shall be waived. The duration of said waiver shall not extend beyond the time that notice of such coverage has been received by a responsible underwriting authority of the Company plus the minimum time thereafter for the Company to terminate such coverage or Policy.

D.	If the Company is required to accept an assigned risk, which conflicts with one or more of the exclusions set forth in paragraph A above (except for subparagraphs 3 and 5), this reinsurance shall apply, but up to the limit required by the applicable statute or regulatory authority.

E.	Should any judicial or regulatory entity having jurisdiction invalidate any exclusion in or expand coverage of the Company’s Policy that is also the subject of one or more of the exclusions set forth in paragraph A above (except for subparagraphs 3 and 5), then a loss for which the Company is liable because of such invalidation or expansion of coverage shall not be excluded hereunder.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE VII

SPECIAL ACCEPTANCES

A.	Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all terms, conditions, and limitations of this Contract, except as modified by the special acceptance. Should denial of a request for special acceptance not be received from the Reinsurer within three business days of the Reinsurer’s receipt of said request, the special acceptance shall be deemed automatically agreed.

B.	Any special acceptance business covered under the reinsurance contract being replaced by this Contract shall be automatically covered hereunder. Furthermore, should the Reinsurer become a party to this Contract subsequent to the acceptance of any business not normally covered hereunder, it shall automatically accept same as being part of this Contract.

ARTICLE VIII

COVERAGE

As respects the reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of Ultimate Net Loss, shown as “Company’s Retention” in Schedule A attached hereto, arising out of each Loss Occurrence. The Reinsurer shall then be liable for the amount by which such Ultimate Net Loss exceeds the Company’s Retention. The liability of the Reinsurer under this Contract shall not exceed the amount, shown as “Reinsurer’s Limit, Each Loss Occurrence,” as respects any one Loss Occurrence, nor shall it exceed the amount shown as “Reinsurer’s Limit, All Loss Occurrences,” in Schedule A attached hereto, in respect of all Loss Occurrences.

ARTICLE IX

REINSURANCE PREMIUM

A.	For the term of this Contract, there will be a reinsurance premium of $[***], payable in full by June 1, 2014.

B.	The Company shall furnish the Reinsurer with such other information as may be required by the Reinsurer for completion of its National Association of Insurance Commissioners interim and/or annual statements.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE X

OTHER REINSURANCE

A.	The Company shall be permitted to carry other reinsurance, recoveries under which may inure to the benefit of this Contract.

B.	The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

ARTICLE XI

NET RETAINED LINES

A.	This Contract applies only to that portion of any Policy that the Company retains net for its own account (prior to deduction of any underlying reinsurance) and, in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy that the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts that may have become due from such reinsurers, whether such inability arises from the insolvency of such other reinsurers or otherwise.

ARTICLE XII

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Company shall advise the Reinsurer of all claims or losses that, in the opinion of the Company, may result in a claim hereunder. Furthermore, the Company shall notify the Reinsurer of all subsequent developments to any claims and losses that, in the opinion of the Company, may materially affect the position of the Reinsurer. Inadvertent omission in dispatching any notices shall in no way affect the obligations of the Reinsurer under this Contract, provided the Company informs the Reinsurer of such omission promptly upon discovery.

B.	The Company alone and at its full discretion shall adjust, settle, or compromise all claims and losses.

C.	All loss settlements made by the Company that are within the terms and conditions of this Contract shall be binding upon the Reinsurer. Upon receipt of evidence of the amount paid or to be paid, the Reinsurer agrees to pay within 5 days of its receipt of such evidence or allow, as the case may be, its share of each such amount.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XIII

LATE PAYMENTS

(The provisions of this Article shall not be implemented unless specifically invoked by the Company in writing.)

A.	In the event that any amount due the Company is not received by the payment due date, the Company may, by notifying the Reinsurer in writing, require the Reinsurer to pay, and the Reinsurer agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of a rate equal to the 90-day Treasury Bill rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times

3.	The amount past due, including accrued interest.

The Reinsurer shall also pay any and all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection and enforcement of the Reinsurer’s payment obligations hereunder.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the Company.

B.	The establishment of the payment due date shall, for purposes of this Article, be determined in accordance with the applicable Article of this Contract.

C.	For purposes of interest calculation only, amounts due hereunder shall be deemed paid upon receipt by the Company. The validity of any claim or payment may be contested under the provisions of this Contract. If the Reinsurer prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be calculated and due as outlined above. Furthermore, if the Reinsurer pays any claim hereunder that it is contesting and prevails in such action, the Company shall return such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the Reinsurer through the date the funds are returned.

ARTICLE XIV

SALVAGE AND SUBROGATION

A.	The Company, at its sole discretion, may enforce its right to salvage and/or subrogation and may prosecute all claims arising out of such right. Should the Company refuse or neglect to enforce this right, the Reinsurer is hereby empowered and authorized to institute appropriate action in the name of the Company.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	The expense incurred by the Company in pursuing any such recovery shall be borne by each party in proportion to its benefit (if any) from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense incurred by the Company and the remaining expense shall be included in Ultimate Net Loss.

C.	Notwithstanding anything to the contrary in this Contract, if the Reinsurer initiates an action to secure salvage and/or subrogation in the name of the Company, and there is no such recovery, or if the amount recovered is insufficient to cover the expenses incurred in pursuing salvage and/or subrogation, the Reinsurer initiating such action shall be responsible for such excess expense. Furthermore, said Reinsurer shall be responsible for any damages to the Company, including reimbursement of any compensatory and/or punitive damages resulting from the action.

ARTICLE XV

DELAYS, OMISSIONS, OR ERRORS

Any inadvertent delay, omission, or error shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, omission, or error had not been made, provided any omission or error is rectified upon discovery.

ARTICLE XVI

LIABILITY OF THE REINSURER

All reinsurances for which the Reinsurer shall be liable by virtue of this Contract shall be subject in all respects to the same terms, conditions, interpretations, and waivers and to the same modifications, alterations, and cancellations, as the respective Policies to which such reinsurances relate, the true intent of the parties to this Contract being that the Reinsurer shall follow the fortunes of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE XVII

ENTIRE AGREEMENT

This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and no understandings exist between the parties other than those expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties. This Article shall not be construed as limiting in any way the admissibility, in the context of an arbitration or any other legal proceeding, of evidence regarding the formation, interpretation, purpose, or intent of this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XVIII

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

ARTICLE XIX

CURRENCY

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XX

TAXES

The Company shall pay applicable taxes (except Federal Excise Tax, if any) on premiums reported to the Reinsurer under this Contract.

ARTICLE XXI

FEDERAL EXCISE TAX

A.	The Reinsurer has agreed to allow the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and any other applicable U.S. government authority.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

C.	As respects premiums ceded to the Reinsurer under this Contract, the Reinsurer agrees to indemnify the Company for any liability, expense, interest, or penalty it may incur by reason of the Reinsurer’s breach of this Article.

ARTICLE XXII

OBLIGATIONS AND COLLATERAL RELEASE

A.	The Reinsurer agrees to establish a Trust Account for its Obligations (as defined herein) hereunder, pursuant to that certain Trust Agreement by and between the Reinsurer, the Company, and Bank of America dated as of the date hereof (the “Trust Agreement”). The Trust Account shall be funded pursuant to the provisions hereof. Collateral deposited in the Trust Account may be withdrawn on the terms set forth herein and in the Trust Agreement. The method of funding, the terms and provisions of any such Trust Account, and the quality of assets in any Trust Account must be acceptable to the Company and must meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves. In the event a provision of any such funding instrument jeopardizes the Company’s ability to obtain full credit for reinsurance, such provision shall be void and shall be amended to comply with applicable credit for reinsurance requirements. The Reinsurer shall provide funding and/or any adjustments thereto in time for the Company to meet the requirements of each applicable insurance regulatory authority having jurisdiction over the Company’s reserves, provided that the Company sends the report of Reinsurer’s Obligations at least 15 days prior to the date such funding is required.

B.	At any time after December 1, 2014, if the Company in its commercially reasonable judgment believes that no event has occurred that may result in a claim hereunder, the Company agrees to release the Assets held in the Trust Account to the Reinsurer as soon as practicable.

C.	The term “Obligations” shall mean for so long as the Reinsurer remains liable under the terms of the Contract, 100% of the Reinsurer’s Limit, All Loss Occurrences, as set forth on Schedule A attached hereto, less any unpaid premium (net of brokerage and Federal Excise Tax as applicable) and amounts previously paid by the Reinsurer in respect of claims under this Contract.

D.	If, at the expiration of this Contract, the Company, in its commercially reasonable judgment, believes that an event has occurred that may result in a claim hereunder, the Company and Reinsurer agree to maintain collateral in the Trust Account only to the extent necessary to pay the Reinsurer’s Obligations for its share of actual and possible claims for each such Loss Occurrence as determined by the following procedure:

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

1.	If the parties hereto enter into a reinsurance agreement upon expiration of this Contract, for each such Loss Occurrence, the Ultimate Net Loss shall be determined as the aggregate of the following, as reflected on the books and records of the Company as of the Contract expiration date:

a.	losses and Loss Adjustment Expense paid by the Company, but not recovered from the Reinsurer;

b.	reserves for losses reported and outstanding;

c.	reserves for losses incurred but not reported; and

d.	reserves for Loss Adjustment Expense

2.	If the parties hereto do not enter into a reinsurance agreement upon expiration of this Contract, the Ultimate Net Loss for each such Loss Occurrence (if not otherwise finally determined pursuant to the terms of this Contract) shall be deemed equal to the amount as determined in subparagraph (1) above measured as of the applicable determination date (as specified in Section E below), multiplied by a factor, based upon the number of months (with any partial month rounded up to the nearest whole month) which have elapsed on such determination date since expiration of the Contract, as follows:

a.	From 0 to 12 months from expiration of the Contract, 150%, else;

b.	From 13 to 24 months from expiration of the Contract, 125%, else;

c.	From 25 to 36 months from expiration of the Contract, 110%; and

d.	From 37 to 67 months from expiration of the Contract, 100%.

As of 67 months after expiration of this Contract (the “Reporting Period”), the amount determined in subparagraph (1) above for such date shall be considered the definitive Ultimate Net Loss for each such Loss Occurrence for which and the Company and the Reinsurer agree to commute this Contract with final settlement on that basis.

E.	The procedure for determining the amount of collateral required to pay the Reinsurer’s Obligations for its share of actual and possible claims, described in subparagraphs D(1) and D(2) above, shall be followed each and every time, in the opinion of the Company, there are materially new estimates regarding its losses, and each quarter-end, until all the Reinsurer’s Obligations have been extinguished or the Reporting Period is over, whichever is earlier. Furthermore, the information to be used for the determinations described in D(1) and D(2) above shall be as reflected on the Company’s official books and records. Furthermore if so requested by the Reinsurer, the Company shall provide the information listed in D(1) and D(2) above, broken down into subsections (a)-(d) and accompanied by a written explanation of its estimates within seven Business Days of such request.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

F.	The Company agrees to release from the Trust Account all collateral in excess of the amount required to pay the Reinsurer’s Obligations for its share of actual and possible claims, as determined by the above procedure, within seven Business Days of the date of such determination. “Business Day” shall be defined as a day (other than a Saturday or a Sunday) on which banks are open for commercial business in Hamilton, Bermuda, and in New York, New York, U.S.A.

G.	In the event that collateral has been released from the Trust Account, but at a later date it is determined by the procedure above that such collateral should be present in the Trust Account, the Reinsurer shall, within 10 Business Days of such determination, deposit additional assets until the Trust Account balance is equal to the amount of actual and possible claims; however, the Reinsurer shall never be liable to deposit assets in the Trust Account in excess of its Obligations as defined above. If the Trust Account is funded and maintained and the Trust Agreement is performed according to the terms and conditions of this Contract and the Trust Agreement, the Company agrees and acknowledges that there shall only be recourse to the Segregated Account assets, and in the event of the exhaustion of the Segregated Account assets there shall be no recourse by any party for any claims, payments, other expenses or fees whatsoever, howsoever arising pursuant to this Contract, to the assets which are allocated to any other segregated account of the Reinsurer or to the general account of the Reinsurer.

H.	At the end of the Reporting Period, the Reinsurer’s Obligations for its share of all claims will be settled based on losses and Loss Adjustment Expense paid by the Company up to that point, and the case reserves for losses reported and outstanding plus reserves for Loss Adjustment Expense and losses incurred but not reported at that point, upon which the Company agrees to terminate the Trust Account, and all remaining security will be released and all liability under this Contract will be extinguished. The value of the outstanding losses, losses incurred but not reported and Loss Adjustment Expense shall be mutually agreed, or failing agreement, the final determination of all liabilities hereunder shall be referred to Arbitration. Following the above procedures, the Reinsurer and the Company agree to commute this Contract.

ARTICLE XXIII

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXIV

REINSURANCE ALLOCATION

A.	While having no effect on the settlements or liabilities of the parties to this Contract, it is established that:

1.	If an Occurrence covered under this Contract involves multiple member companies, the Company shall allocate the Reinsurer’s limit of liability for the Occurrence to each member company involved, proportionately, based on the percentage that the affected member company’s loss bears to the total of all losses contributing to that Occurrence; and

2.	With respect to reinsurance premium due to the Reinsurer hereunder, each member company shall be responsible for its proportionate share of the reinsurance premium. The deposit premium, minimum premium, and final reinsurance premium, as determined under the terms of this Contract, shall be apportioned to each member company by the Company in the same proportion that each member company’s subject premium bears to the total subject premium.

B.	Records of these allocations shall be maintained in sufficient detail to identify both the Reinsurer’s loss obligations allocated to each member company and each member company’s share of premium allocation.

ARTICLE XXV

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any jurisdiction, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XXVI

SANCTIONS

Notwithstanding any other provision in this Contract to the contrary, if at any time should any receipt or payment of funds or any other contemplated transaction under this Contract constitute an actual or potential violation of any economic sanction or money laundering statute, regulation or order which is applicable to either the Company or the Reinsurer, the party who becomes aware of the actual or potential violation shall immediately notify the other party of the actual or potential violation and the reasons therefor. Solely with respect to such receipt, payment or other transaction, the obligation of the parties under this Contract shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Contract. For the avoidance of doubt, the obligations of the parties under this Contract shall remain in effect with respect to the receipt or payment of funds or any other contemplated transaction which would not constitute a violation of any economic sanction or money laundering law, regulation or order.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXVII

GOVERNING LAW

This Contract shall be governed as to performance, administration, and interpretation by the laws of the State of Florida, exclusive of that state’s rules with respect to conflicts of law. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE XXVIII

ACCESS TO RECORDS

A.	The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the subject matter of this Contract. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies.

B.	The Reinsurer or its designated representative(s) shall not have access to Protected Records related to a claim ceded to this Contract; however, the Reinsurer shall be permitted to have access to those Protected Records described in subparagraph F.2 of this Article after the Company’s final settlement or final adjudication of such underlying claim. If Protected Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other reinsurer supporting the Company in respect of business subject to this Contract and shall not have access to Protected Records relating to any dispute between the Company and the Reinsurer.

C.	If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts.

D.	Upon completion of the audit, the Reinsurer and its representative(s) shall consult with the Company promptly and in good faith, no later than 30 days after the completion of the audit unless otherwise agreed, with respect to any and all questions or issues raised by the audit. If, as a result of the Reinsurer’s inspection of the Company’s files, any claim is denied, contested, or disputed, the Reinsurer shall promptly provide the Company with a summary of any reports or analysis completed by the Reinsurer’s personnel or by any third party on behalf of the Reinsurer outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

E.	Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater.

F.	“Protected Records” are defined as communications, files, records, documents, or books:

1.	Deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or

2.	Deemed by the Company to be subject to attorney-client privilege or work product rule protection; or

3.	Concerning individual private information that as a matter of law cannot be disclosed by the Company.

ARTICLE XXIX

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, inspection pursuant to the ACCESS TO RECORDS ARTICLE, or any other information relating to this Contract (“Confidential Information”) are proprietary and confidential to the Company.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except when:

1.	Required by retrocessionaires subject to the business ceded to this Contract; or

2.	Required by state regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	Required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

C.	Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of their obligations or enforcement of their rights under this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

D.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, unless prohibited by law the Reinsurer agrees to provide the Company written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

E.	The provisions of this Article shall extend to the officers, directors, and employees of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns.

ARTICLE XXX

INSOLVENCY

A.	In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator, or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator, or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the Policy reinsured which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C.	It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except as otherwise provided by Section 4118(a) (relating to Fidelity and Surety Risks) and Section 1114(c) (relating to physical damage) of the Insurance Law of New York or except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval by the Superintendent of Insurance of the State of New York of the Certificate of Assumption on New York risks, is entirely released from its obligation and the Reinsurers shall pay any loss directly to payees under such policies.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

D.	In the event of the insolvency of any company or companies listed in the designation of “Company” under this Contract, this Article shall apply only to the insolvent company or companies.

E.	In the event of the insolvency of any company or companies covered hereunder, the laws of the applicable domiciliary state(s) shall apply. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company or companies covered hereunder, that domiciliary state’s laws shall prevail.

ARTICLE XXXI

ARBITRATION

A.	As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance, or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

B.	Notwithstanding the provisions of the foregoing paragraph, the Company shall have the option to either litigate or arbitrate any dispute in which the Reinsurer makes any allegation of misrepresentation, non-disclosure, concealment, fraud or bad faith and/or where the Reinsurer has experienced a Special Termination Event, as defined in the SPECIAL TERMINATION AND OTHER REMEDIES ARTICLE.

C.	One arbitrator shall be appointed by each party. If the responding party fails to appoint its arbitrator within 30 days after its receipt of the claimant party’s notice requesting arbitration, the claimant party, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

D.	The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London. In the event of the resignation or death of any arbitrator, a replacement shall be appointed in the same manner as the resigning or deceased arbitrator was appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

E.	Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Clearwater, Florida, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Florida. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.	The panel shall make its decision as promptly as possible following the termination of the hearings, considering the terms and conditions expressed in this Contract and the custom and practice of the applicable insurance and reinsurance business. Judgment upon the award may be entered in any court having jurisdiction thereof.

G.	If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

H.	Each party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE XXXII

SERVICE OF SUIT

(This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

A.

In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, and shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States.

B.	Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, the law firm of Foley & Lardner LLP, 555 California Street, Suite 1700, San Francisco, California 94104-1520, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto.

C.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

D.	The individual named in paragraph C shall be deemed the Reinsurer’s agent for the service of process:

1.	where the address designated in, or pursuant to paragraph B is invalid; or

2.	to the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company.

ARTICLE XXXIII

MODE OF EXECUTION

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this 17 day of July, 2014.

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

By	/s/ Stephen Rohde
Printed Name Stephen Rohde
Title CFO

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

SCHEDULE A

$6,000,000 XS $9,000,000 UNDERLYING PROPERTY CATASTROPHE

EXCESS OF LOSS REINSURANCE CONTRACT

Effective: June 1, 2014

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

Company’s Retention	$6,000,000
Reinsurer’s Limit, Each Loss Occurrence	$9,000,000
Reinsurer’s Limit, All Loss Occurrences	$9,000,000
Reinstatements	Nil

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1)	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)	Without in any way restricting the operations of paragraphs 1) and 2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate

a)	where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960, this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4)	Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6)	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)	Reassured to be sole judge of what constitutes:

a)	substantial quantities, and

b)	the extent of installation, plant or site.

NOTE: Without in any way restricting the operations of paragraph 1) hereof, it is understood and agreed that:

a)	all policies issued by the Reassured on or before 31st, December 1957, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply,

b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st, December 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st, December 1960, whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE – CANADA

1)	This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2)	Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

(a)	Nuclear reactor power plants including all auxiliary property on the site, or

(b)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

(c)	Installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

(d)	Installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3)	Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

(a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4)	Without in any way restricting the operation of paragraphs 1, 2, and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5)	This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6)	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7)	Reinsured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

8)	Without in any way restricting the operation of paragraphs 1, 2, 3, and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

(a)	by any nuclear incident as defined in pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

(b)	by contamination by radioactive material.

NOTE:	Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1992.

01/04/96

N.M.A. 1980a

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994) (WORLDWIDE EXCLUDING U.S.A. AND CANADA)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers’ Compensation and Employers’ Liability) in respect of:

I	All Property on the site of a nuclear power station.

Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

II	All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

(a)	The generation of nuclear energy; or

(b)	The Production, Use or Storage of Nuclear Material.

III	Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

IV	The supply of goods and services to any of the sites described in I to III above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

(i)	Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in I to III above (including contractors’ plant and equipment);

(ii)	Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of I above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

1.	The provision of any insurance or reinsurance whatsoever in respect of:

(a)	Nuclear Material;

(b)	Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or—for reactor installations—as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

2.	The provision of any insurance or reinsurance for the undernoted perils:

•	Fire, lightning, explosion;

•	Earthquake;

•	Aircraft and other aerial devices or articles dropped therefrom;

•	Irradiation and radioactive contamination;

•	Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

in respect of any other Property not specified in 1 above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Definitions

“Nuclear Material” means:

(i)	Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

(ii)	Radioactive Products or Waste.

“Radioactive Products or Waste” means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilisation of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

“Nuclear Installation” means:

(i)	Any Nuclear Reactor;

(ii)	Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

(iii)	Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

“Nuclear Reactor” means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

“Production, Use or Storage of Nuclear Material” means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

“Property” shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

“High Radioactivity Zone or Area” means:

(i)	For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

(ii)	For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

10/3/94

N.M.A. 1975(a)

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

SECTION A:

EXCLUDING:

(a)	All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B:

EXCLUDING:

Business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in, any Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:

Oil, Gas or Petro-Chemical Plants,

Oil or Gas Drilling Rigs,

Aviation Risks.

SECTION B does not apply:

(a)	Where the Total Insured Value over all interests of the risk in question is less than $[***].

(b)	To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

(c)	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

(d)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builder’s Risks on the classes of risks specified in this subsection (d) only.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Where this Clause attaches to catastrophe excesses, the following Section C is added:

SECTION C:

NEVERTHELESS the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

(l)	The following so-called “Coastal Pools”:

ALABAMA INSURANCE UNDERWRITING ASSOCIATION

MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION

NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION

SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION

TEXAS WINDSTORM INSURANCE ASSOCIATION

AND

(2)	All “FAIR Plan” and “Rural Risk Plan” business

AND

(3)	The Louisiana Citizens Property Insurance Corporation and the California Earthquake Authority (CEA)

for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:

(i)	The inability of any other participant in such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms to meet its liability.

(ii)	Any claim against such “Coastal Pool” and/or “FAIR Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any Insolvency Fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).

The Company will deduct from the Ultimate Net Loss any payments or credits received as recoupment of any assessment that has been included in the Ultimate Net Loss. The Company will recoup such assessment where it is commercially practicable or allowable to do so.

SECTION D:

Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in the Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company’s initial capital contribution to the CEA shall not be included in the Ultimate Net Loss. Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

MOLD EXCLUSION

This Contract does not apply to loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “microbial contamination.” This includes:

1.	Any supervision, instruction, recommendations, warnings, or advice given or which should have been given in connection with the above; and

2.	Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

For purposes of this exclusion, “microbial contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.

Losses resulting from the above causes do not in and of themselves constitute an event unless arising out of one or more of the following perils, in which case this exclusion does not apply:

Fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TERRORISM EXCLUSION (PROPERTY TREATY REINSURANCE) N.M.A. 2930C

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism. Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

NMA2930c

22/11/02

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.